                                                                      EXHIBIT 12

                              ORYX ENERGY COMPANY
                COMPUTATIONS OF CONSOLIDATED RATIOS OF EARNINGS
               TO FIXED CHARGES AND EARNINGS TO FIXED CHARGES AND
             PREFERRED STOCK DIVIDEND REQUIREMENTS -- UNAUDITED (A)
                             (MILLIONS OF DOLLARS)

                                                                                       YEAR ENDED DECEMBER 31
                                                                        -----------------------------------------------------
                                                                          1995       1994       1993       1992       1991
                                                                        ---------  ---------  ---------  ---------  ---------
RATIO OF EARNINGS TO FIXED CHARGES:
Fixed Charges:
  Consolidated interest cost and debt expense.........................  $     144  $     162  $     163  $     187  $     217
  Interest allocable to rental expense (b)............................         14         13         11         11         13
                                                                        ---------  ---------  ---------  ---------  ---------
    Total.............................................................  $     158  $     175  $     174  $     198  $     230
                                                                        ---------  ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------  ---------
Earnings:
  Consolidated income (loss) before provision (credit) for income
   taxes..............................................................  $     136  $    (100) $    (108) $      (4) $     (52)
  Fixed charges.......................................................        158        175        174        198        230
  Interest capitalized................................................        (10)       (11)       (46)       (43)       (26)
  Amortization of previously capitalized interest.....................          5         14          7          3          3
                                                                        ---------  ---------  ---------  ---------  ---------
    Total.............................................................  $     289  $      78  $      27  $     154  $     155
                                                                        ---------  ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------  ---------
  Ratio of Earnings to Fixed Charges (c)..............................       1.83        .45        .16        .78        .67
                                                                        ---------  ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------  ---------
RATIO OF EARNINGS TO FIXED CHARGES AND
 PREFERRED STOCK DIVIDEND REQUIREMENTS:
Fixed Charges:
  Consolidated interest cost and debt expense.........................  $     144  $     162  $     163  $     187  $     217
  Preferred stock dividend requirements...............................         --          2          8         14         20
  Interest allocable to rental expense (b)............................         14         13         11         11         13
                                                                        ---------  ---------  ---------  ---------  ---------
    Total.............................................................  $     158  $     177  $     182  $     212  $     250
                                                                        ---------  ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------  ---------
Earnings:
  Consolidated income (loss) before provision (credit) for income
   taxes..............................................................  $     136  $    (100) $    (108) $      (4) $     (52)
  Fixed charges.......................................................        158        177        182        212        250
  Interest capitalized................................................        (10)       (11)       (46)       (43)       (26)
  Amortization of previously capitalized interest.....................          5         14          7          3          3
                                                                        ---------  ---------  ---------  ---------  ---------
    Total.............................................................  $     289  $      80  $      35  $     168  $     175
                                                                        ---------  ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------  ---------
Ratio of Earnings to Fixed Charges (c)................................       1.83        .45        .19        .79        .70
                                                                        ---------  ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------  ---------

------------------------
(a) The consolidated financial statements of Oryx Energy Company include the accounts of all subsidiaries (more than 50 percent owned and/or controlled).
(b) Represents one-third of total operating lease rental expense which is that portion deemed to be interest.
(c) Earnings for 1994 were inadequate to cover fixed charges, or fixed charges and preferred stock dividend requirements by $97 million. Earnings for 1993 were inadequate to cover fixed charges, or fixed charges and preferred stock dividend requirements by $147 million. Earnings for 1992 were inadequate to cover fixed changes, or fixed charges and preferred stock dividend requirements, by $44 million. Earnings for 1991 were inadequate to cover fixed changes, or fixed charges and preferred stock dividend requirements, by $75 million.